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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                           THE PHOENIX COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

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
                  DELAWARE                                               06-0493340

(State of incorporation or organization of registrant)      (I.R.S. Employer Identification No.)

              C/O TRACY L. RICH, ESQ.                                    06102-5056
   EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
          C/O THE PHOENIX COMPANIES, INC.                                (Zip Code)
                 ONE AMERICAN ROW
               HARTFORD, CONNECTICUT
                  (860) 403-5000

    (Address of principal executive offices of
                    registrant)
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    Securities to be registered pursuant to Section 12(b) of the Act:

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
       Title of each class to be registered             Name of each exchange on which each class is to
                                                                      be registered

Corporate Units ("Corporate Units"), to be issued             New York Stock Exchange, Inc.
by The Phoenix Companies, Inc.
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        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-101629

     Securities to be registered pursuant to Section 12(g) of the Act: None

                                (Title of class)
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ITEM 1. Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby are the Corporate Units ("Corporate Units") of The Phoenix Companies, Inc., a Delaware corporation (the "Company").

        For a description of the Corporate Units, reference is made to the description of stock purchase units under the caption "Description of Stock Purchase Contracts and Stock Purchase Units" in the Company's Registration Statement on Form S-3, as amended (Registration No. 333-101629) (the "Registration Statement"), filed with the Securities and Exchange Commission, which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company is hereby incorporated by reference herein.

ITEM 2. EXHIBITS.

       3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

        3.2 By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-73896), filed November 21, 2001, as amended).

        4.1 Form of Indenture relating to Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Registration No. 333-101629), filed December 3, 2002, as amended).

        4.2    Form of Supplemental Indenture No. 1.

        4.3 Form of Global Note (included in the Form of Supplemental Indenture No.1 filed as Exhibit 4.2 hereto).

        4.4    Form of Purchase Contract Agreement.

        4.5    Form of Pledge Agreement.

        4.6    Form of Remarketing Agreement.

        4.7 Form of Corporate Unit Certificate (included in the Form of Purchase Contract Agreement filed as Exhibit 4.4 hereto).


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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    THE PHOENIX COMPANIES, INC.


                                    By:  /S/ TRACY L. RICH
                                         --------------------------------------
                                        Name:  Tracy L. Rich, Esq.
                                        Title: Executive Vice President and
                                               General Counsel


Dated:  December 16, 2002



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